                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                     ---------------------------------------



                                   FORM 8-K/A

                               AMENDMENT NO. 1 TO
                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of Earliest Event Reported): September 30, 1997

                                 WATERLINK, INC.
               (Exact Name of Registrant as Specified in Charter)


    Delaware                  1-13041                     34-1788678
(State or Other       Commission File Number   (IRS Employer Identification No.)
Jurisdiction of
Incorporation)


4100 Holiday Street, N.W., Suite 201, Canton, Ohio              44718
(Address of Principal Executive Offices)                      (Zip Code)

       Registrant's telephone number, including area code: (330) 649-4000

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

Item 7 of Current Report on Form 8-K dated September 30, 1997 and filed on October 14, 1997 is amended to include the financial statements of Hycor Corporation and pro forma financial information of Waterlink, Inc. (the "Company") as shown in the following index to financial statements:



                          INDEX TO FINANCIAL STATEMENTS

                                                                                                Page
(a)  Historical Financial Statements of Hycor Corporation

Report of Independent Public Accountants                                                         F-1
Balance Sheets at March 31, 1996 and 1997 and September 30, 1997 (Unaudited)                     F-2
Statements of Income for the two years ended March 31, 1997 and the six
  months ended September 30, 1996 and 1997 (Unaudited)                                           F-4
Statements of Shareholders' Equity for the two years ended March 31, 1997
  and the six months ended September 30, 1997 (Unaudited)                                        F-5
Statements of Cash Flows for the two years ended March 31, 1997 and the
  six months ended September 30, 1996 and 1997 (Unaudited)                                       F-6
Notes to Financial Statements                                                                    F-7

(b)  Unaudited Pro Forma Consolidated Financial Data

Basis of Presentation                                                                            F-14
Unaudited Pro Forma Consolidated Statement of Income for the year ended
  September 30, 1997                                                                             F-15
Notes to Unaudited Pro Forma Consolidated Financial Data                                         F-16


(c)  Exhibits

Exhibit 23 - Consent of Independent Auditors

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            WATERLINK, INC.


Dated:  December 11, 1997                   By:  /s/  Michael J. Vantusko
                                                     ---------------------------
                                                      Michael J. Vantusko
                                                      Chief Financial Officer

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
----------------------------------------





TO THE BOARD OF DIRECTORS AND SHAREHOLDERS

         OF HYCOR CORPORATION


         We have audited the accompanying balance sheets of HYCOR CORPORATION as of March 31, 1996 and 1997, and the related statements of income, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of HYCOR CORPORATION as of March, 31, 1996 and 1997, and the results of its operations and cash flows for the years then ended in conformity with generally accepted accounting principles.



                                        /s/ Pacquesi Sheppard LLC
                                        Pasquesi Sheppard LLC




December 5, 1997
Lake Forest, Illinois

                                HYCOR CORPORATION
                                -----------------

                                 BALANCE SHEETS
                                 --------------


================================================================================




                                   A S S E T S
                                   -----------


                                                              MARCH 31             MARCH 31             SEPTEMBER 30
                                                                1996                1997                    1997
                                                            -----------          -----------            -----------
                                                                                                         (Unaudited)
CURRENT ASSETS:
    Cash                                                    $   134,322          $       -              $   130,630
    Accounts receivable, less allowance
       of $30,000 at March 31, 1996 and 1997 and $75,000
       at September 30, 1997                                  2,356,932            4,182,708              3,035,577
    Income taxes receivable                                          -                    -                  18,000
    Inventories                                                 647,530            1,201,349              1,025,483
    Prepaid expenses                                             87,050              120,127                132,959
    Deferred income tax benefit                                  75,000              125,000                200,000
                                                            -----------          -----------            -----------


       Total current assets                                   3,300,834            5,629,184              4,542,649

EQUIPMENT AND IMPROVEMENTS, at cost:
    Leasehold improvements                                      208,626              131,511                131,511
    Machinery and equipment                                     926,859              929,052                882,643
    Office equipment                                            455,433              568,801                598,019
                                                            -----------          -----------            -----------

                                                              1,590,918            1,629,364              1,612,173

    Less - Accumulated depreciation                           1,089,154              954,749                994,439
                                                            -----------          -----------            -----------

       Equipment and improvements, net                          501,764              674,615                617,734


OTHER ASSETS:
    Patent, net of amortization of
       $36,745 at March 31, 1997 and $60,112                         -               664,235                640,869
       at September 30, 1997
    Goodwill, net of amortization of
       $1,048 at March 31, 1997 and $1,715                           -                18,952                 18,285
       at September 30, 1997
    Other                                                        22,500               39,335                    -
                                                            -----------          -----------            -----------

       Total other assets                                        22,500              722,522                659,154
                                                            -----------          -----------            -----------


TOTAL ASSETS                                                $ 3,825,098          $ 7,026,321            $ 5,819,537
                                                            ===========          ===========            ===========





        The accompanying notes are an integral part of these statements.

                                HYCOR CORPORATION
                                -----------------

                                 BALANCE SHEETS
                                 --------------


================================================================================



                      LIABILITIES AND SHAREHOLDERS' EQUITY
                      ------------------------------------


                                                     MARCH 31           MARCH 31         SEPTEMBER 30
                                                       1996               1997               1997
                                                   -----------        -----------        -----------
                                                                                          (Unaudited)
CURRENT LIABILITIES:
    Checks drawn in excess of
       cash balance                                $        -         $   269,556        $       -
    Line of credit                                          -             450,000                -
    Current portion of long-term debt                  125,000             49,034                -
    Accounts payable-trade                           1,361,706          1,705,969          1,555,844
    Customer deposits                                  307,678            724,971            448,577
    Accrued expenses                                   996,174          1,531,436          1,342,938
    Income taxes payable                                90,016            159,830                -
                                                   -----------        -----------        -----------

             Total current liabilities               2,880,574          4,890,796          3,347,359

LONG-TERM DEBT                                              -             501,946            501,946

SHAREHOLDERS' EQUITY:
    10% cumulative convertible
       preferred stock, Class A,
       $.01 par value, 50,000 shares
       authorized and issued,
       convertible into one common
       share for each preferred
       share                                               500                500                500
    Common stock, no par value,
      75,000 shares authorized and
      outstanding                                        7,500              7,500              7,500
    Additional paid-in capital                         188,759            188,759            188,759
    Retained earnings                                1,414,734          2,038,670          2,375,323
    Deferred ESOP contributions                       (125,000)                -                  -
                                                   -----------        -----------        -----------

                                                     1,486,493          2,235,429          2,572,082
    Less:  Treasury stock
    (16,905 preferred shares at March 31, 1996
      and 18,701 preferred shares at March
      31, 1997 and September 30, 1997)                (541,969)          (601,850)          (601,850)
                                                   -----------        -----------        -----------



             Total shareholders' equity                944,524          1,633,579          1,970,232
                                                   -----------        -----------        -----------

TOTAL LIABILITIES AND
       SHAREHOLDERS' EQUITY                        $ 3,825,098        $ 7,026,321        $ 5,819,537
                                                   ===========        ===========        ===========





        The accompanying notes are an integral part of these statements.

                                HYCOR CORPORATION
                                -----------------

                              STATEMENTS OF INCOME
                              --------------------


================================================================================



                                                                                               SIX MONTHS ENDED
                                                      YEAR ENDED MARCH 31,                       SEPTEMBER 30,
                                                -------------------------------        ---------------------------------
                                                    1996                1997              1996                   1997
                                                ------------         ----------        -----------           -----------
                                                                                       (Unaudited)            (Unaudited)


NET SALES                                       $13,214,437         $16,600,803        $ 6,139,017           $ 8,742,047

COST OF SALES                                     6,615,911           8,167,235          3,077,410             4,147,836
                                                -----------         -----------        -----------           -----------

             Gross profit                         6,598,526           8,433,568          3,061,607             4,594,211


SELLING AND ADMINISTRATIVE EXPENSES               5,938,199           7,303,610          2,967,751             3,943,604
AMORTIZATION                                         18,000              55,793             22,827                28,534
                                                -----------         -----------        -----------           -----------

             Operating income                       642,327           1,074,165             71,029               622,073

OTHER INCOME (EXPENSE):
    Interest expense                                (38,728)            (95,746)           (54,374)              (36,412)
    Interest income                                   2,406              10,712              5,784                11,000
                                                -----------         -----------        ------------          -----------

             Net other (expense)                    (36,322)            (85,034)           (48,590)              (25,412)
                                                -----------         -----------        -----------           -----------

             Income before provision
              for income taxes                      606,005             989,131             22,439               596,661

PROVISION FOR INCOME TAXES                          183,800             240,000              5,385               196,149
                                                -----------         -----------        -----------           -----------

NET INCOME                                      $   422,205         $   749,131        $    17,054           $   400,512
                                                ===========         ===========        ===========           ===========




        The accompanying notes are an integral part of these statements.

                                HYCOR CORPORATION
                                -----------------

                       STATEMENTS OF SHAREHOLDERS' EQUITY
                       ----------------------------------



================================================================================



                           Preferred                 Additional                     Deferred
                             Stock       Common       Paid-in       Retained          ESOP          Treasury
                            Class A      Stock        Capital       Earnings      Contributions       Stock          Total
                           ---------    -------      ---------     ----------     -------------      -------        ------
BALANCE,
  March 31, 1995           $     500    $ 7,500      $ 188,759     $1,168,970     $    (375,000)   $  (23,097)     $  967,632

Dividends paid on
  Class A preferred
  stock                            -          -              -       (176,441)                -             -        (176,441)
Principal payments
  on loans
  to ESOP                          -          -              -              -           250,000             -         250,000
Net income for the
  year                             -          -              -        422,205                 -             -         422,205
Purchase of
  treasury stock                   -          -              -              -                 -      (518,872)       (518,872)
                           ---------    -------      ---------     ----------      ------------    ----------      ----------

Balance,
  March 31, 1996                 500      7,500        188,759      1,414,734          (125,000)     (541,969)        944,524

Dividends paid on
  Class A preferred
  stock                            -          -              -       (125,195)                -             -        (125,195)
Principal payments
  on loans
  to ESOP                          -          -              -              -           125,000             -         125,000
Net income for the
  year                             -          -              -        749,131                 -             -         749,131
Purchase of
  treasury stock                   -          -              -              -                 -       (59,881)        (59,881)
                           ---------    -------      ---------     ----------      ------------    ---------       ----------

BALANCE,
  March 31, 1997                 500      7,500        188,759      2,038,670                 -      (601,850)      1,633,579

Dividends paid on
   Class A
   preferred stock
   (Unaudited)                     -          -              -        (63,859)                -             -         (63,859)
Net income for the
  six months ended
  (Unaudited)                      -          -              -        400,512                 -             -         400,512
                           ---------    -------     ----------     ----------     -------------     ---------      ----------

BALANCE, (Unaudited)
September 30, 1997         $     500    $ 7,500     $  188,759     $2,375,323     $           -    $ (601,850)     $1,970,232
                           =========    =======     ==========     ==========     =============     =========      ==========





        The accompanying notes are an integral part of these statements.

                                HYCOR CORPORATION
                                -----------------


                            STATEMENTS OF CASH FLOWS
                            ------------------------


================================================================================




                                                                                                    SIX MONTHS ENDED
                                                              YEAR ENDED MARCH 31,                    SEPTEMBER 30,
                                                           --------------------------       -------------------------------
                                                               1996           1997              1996                1997
                                                           ------------    ----------       ------------         ----------
                                                                                             (Unaudited)         (Unaudited)

OPERATING ACTIVITIES:
    Net income                                             $   422,205    $   749,131       $     17,054         $  400,512
    Adjustments to reconcile net income to net
       cash provided by/used in operating activities --
          Depreciation and amortization                        229,847        268,994            121,519            119,666
          Deferred income tax expense                           69,800        (50,000)               -              (75,000)
          Impact on cash from changes in --
             Accounts receivable                              (573,152)    (1,825,776)        (1,102,046)         1,129,131
             Inventory                                          25,890       (485,154)          (586,970)           175,866
             Prepaid expenses                                   50,762        (33,077)           (61,970)           (12,832)
             Accounts payable                                  406,689        275,597             39,815           (150,125)
             Customer deposits                                (459,585)       417,294          1,496,447           (276,394)
             Accrued expenses                                  226,861        535,256           (523,018)          (348,328)
             Income taxes                                       (3,907)        69,814            (90,016)               -
                                                           -----------    -----------       ------------         ----------

                 Net cash provided (used) by
                   operating activities                        395,410        (77,921)          (689,185)           962,496

INVESTING ACTIVITIES:
    Purchases of equipment and improvements                   (239,913)      (420,881)          (314,548)           (48,451)
    Purchase of patent and goodwill                                 -        (720,980)          (720,980)               -
                                                           -----------    -----------       ------------         ----------

                 Net cash (used) by
                   investing activities                       (239,913)    (1,141,861)        (1,035,528)           (48,451)

FINANCING ACTIVITIES:
    Loan arising from patent and goodwill purchase                  -         550,980            550,980                -
    Net borrowings on line of credit                                -       1,180,000          1,180,000                -
    Payments on bank loan                                     (250,000)      (855,000)               -             (450,000)
    Dividends paid on Class A preferred stock                 (176,441)      (125,195)           (67,500)           (63,859)
    Payment received on ESOP loan                              250,000        125,000                -                  -
    Purchase of treasury stock                                (518,872)       (59,881)               -                  -
                                                           -----------    -----------       ------------         ----------

                 Net cash provided/(used) by
                   financing activities                       (695,313)       815,904          1,663,480           (513,859)
                                                           -----------    -----------       ------------         ----------

Increase/(Decrease) in cash                                   (539,816)      (403,878)           (61,233)           400,186

CASH, (checks drawn in excess of cash balance),
    beginning of period                                        674,138        134,322            134,322           (269,556)
                                                           -----------    -----------       ------------         ----------

CASH, (checks drawn in excess of cash balance),
    end of period                                          $   134,322    $  (269,556)      $     73,089         $  130,630
                                                           ===========    ===========       ============         ==========




                         OTHER SUPPLEMENTARY INFORMATION
                         -------------------------------

Cash paid during the period for:
    Interest                                               $    21,857    $    95,746       $     31,875         $   63,258
    Income taxes, net of refunds                               190,924        220,187            137,226            657,106




        The accompanying notes are an integral part of these statements.

                                HYCOR CORPORATION
                                -----------------

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

                            MARCH 31, 1996 AND 1997
                            -----------------------

                  (INFORMATION AS OF SEPTEMBER 30, 1997 AND
                  -----------------------------------------

      FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)
      ------------------------------------------------------------------


================================================================================



(1)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
--------------------------------------------------

    DESCRIPTION OF THE COMPANY --
    --------------------------

       Hycor Corporation, a Delaware corporation, is a designer and manufacturer of liquid/solid separation, dewatering and conveying equipment for municipal, industrial and pulp and paper applications.

    INTERIM FINANCIAL INFORMATION -
    -------------------------------

       The balance sheet as of September 30, 1997, the related statements of operations and cash flows for the six months ended September 30, 1996 and 1997, and the statement of shareholders' equity for the six months ended September 30, 1997 are unaudited and, in the opinion of management, include all adjustments, consisting of only normal recurring adjustments, considered necessary for a fair presentation of the results of interim periods. Operating results of interim periods are not necessarily indicative of the results to be expected for any other interim period or for the year.

    CASH EQUIVALENTS --
    ----------------

       The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

    REVENUE RECOGNITION --
    -------------------

       Sales are recognized when products are shipped.

    ACCOUNTS RECEIVABLE --
    -------------------

       Included in accounts receivable at March 31, 1996 and 1997 and September 30, 1997, are retentions receivable of $272,248, $514,983 and $533,554, respectively. All retentions are expected to be collected within one year.

    FINANCIAL INSTRUMENTS --
    ---------------------

       The carrying values of cash, accounts receivable and accounts payable are a reasonable estimate of their fair market value due to the short-term nature of these instruments.

       Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and trade receivables. The Company maintains its cash in bank deposit accounts which, at times, exceed federally insured limits. The Company has not experienced any losses in such accounts. Management believes it is not exposed to any significant credit risk on cash.

                                HYCOR CORPORATION
                                -----------------

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

                             MARCH 31, 1996 AND 1997
                             -----------------------

                  (INFORMATION AS OF SEPTEMBER 30, 1997 AND
                  -----------------------------------------

      FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)
      ------------------------------------------------------------------



================================================================================


       Concentrations of credit risk with respect to trade receivables are reduced by the Company collecting customer deposits in conjunction with larger contracts. The Company grants credit to customers based on an evaluation of their financial condition and collateral is generally not required. Losses from credit sales are provided for in the financial statements and have been within management's expectations.

    INVENTORY --
    ---------

       Inventory is stated at the lower of cost using the last-in, first-out
    (LIFO) method, or market. If the first-in, first-out method of inventory valuation had been used, inventory would have been $125,833, $115,604 and $122,813 higher at March 31, 1996 and 1997 and September 30, 1997, respectively.

    EQUIPMENT AND IMPROVEMENTS --
    --------------------------

       Equipment and improvements are recorded at cost. Maintenance and repairs are charged to expense as incurred. The costs of equipment and improvements are depreciated over estimated useful lives primarily using accelerated methods.

    LICENSE FEES --
    ------------

       The costs of license fees are amortized over the life of the license agreements. License fee amortization expense for the years ended March 31, 1996 and 1997 was $18,000 per year, and $9,000 and $4,500 for the six months ended September 30, 1996 and 1997, respectively.

    PATENT --
    ------

       Expenses incurred in obtaining patents are capitalized and are amortized using the straight line method over 15 years. Amortization expense was $36,745 for the year ended March 31, 1997 and $13,443 and $23,367 for the six months ended September 30, 1996 and 1997, respectively.

    GOODWILL --
    --------

       Goodwill represents costs in excess of net assets of an acquired business and is being amortized on the straight line method over 15 years. Amortization expense was $1,048 for the year ended March 31, 1997 and $384 and $667 for the six months ended September 30, 1996 and 1997, respectively.

    PRODUCT WARRANTIES --
    ------------------

       The Company sells the majority of its products with a repair or replacement warranty of approximately one year. Estimated future costs applicable to products sold under warranties are charged to expense in the year of sale. The accompanying balance sheets include a current liability

                                HYCOR CORPORATION
                                -----------------

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

                            MARCH 31, 1996 AND 1997
                            -----------------------

                  (INFORMATION AS OF SEPTEMBER 30, 1997 AND
                  -----------------------------------------

      FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)
      ------------------------------------------------------------------


================================================================================



    for estimated warranty claims of $206,000, $201,000 and $285,000 as of March 31, 1996 and 1997 and September 30, 1997, respectively. Warranty expense was $72,575 and $104,074 for the year ended March 31, 1996 and 1997, respectively; and $36,360 and $135,336 for the six months ended September 30, 1996 and 1997, respectively.

    INCOME TAXES --
    ------------

       The Company records income tax expense based on the amount of taxes due on its tax return plus deferred taxes computed based on the expected future tax consequences of temporary differences between the carrying amounts and tax bases of assets and liabilities, using enacted tax rates.

    USE OF ESTIMATES IN PREPARATION OF FINANCIAL STATEMENTS --
    -------------------------------------------------------

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


(2)    INVENTORY:
-----------------

       The components of inventory were as follows:

                                             MARCH 31               MARCH 31             SEPTEMBER 30
                                               1996                   1997                   1997
                                           -----------            -----------            -----------
                                                                                          (Unaudited)

                  Raw materials            $   456,647            $   686,795            $   465,150
                  Work in process              117,955                396,397                395,611
                  Finished goods                72,928                118,157                164,722
                                           -----------            -----------            -----------

                           Total           $   647,530            $ 1,201,349            $ 1,025,483
                                           ===========            ===========            ===========


(3)      EQUIPMENT AND IMPROVEMENTS:
------------------------------------

         Equipment and improvements depreciable lives are summarized as follows:

                  Leasehold improvements             15 years
                  Machinery and equipment            5 - 7 years
                  Office equipment                   5 - 10 years

                                HYCOR CORPORATION
                                -----------------

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

                              MARCH 31, 1996 AND 1997
                              -----------------------

                  (INFORMATION AS OF SEPTEMBER 30, 1997 AND
                  -----------------------------------------

      FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)
      ------------------------------------------------------------------


================================================================================


(4)      LONG-TERM DEBT:
------------------------

                                                MARCH 31            MARCH 31            SEPTEMBER 30
                                                  1996                1997                  1997
                                               ----------          ----------           -----------
                                                                                         (Unaudited)

         ESOP bank loan payable in
         quarterly principal
         installments through
         September 1996.
         Interest is payable
         annually.                             $  125,000          $       -            $       -


         Notes payable to an
         individual for the purchase
         of patent, maturing in June
         2006.  Principal and interest
         are payable annually.                         -              550,980              501,946

         Less - Current portion                   125,000              49,034                  -
                                               ----------          ----------           ----------

                                               $       -           $  501,946           $  501,946
                                               ==========          ==========           ==========



         Future maturities of long-term debt for the five years subsequent to March 31, 1997 and September 30, 1997 are as follows:


                                                              MARCH 31,                    SEPTEMBER 30
                                                                1997                           1997
                                                             ----------                    ------------
                                                                                            (unaudited)
                           1998                             $  49,034                            -
                           1999                                   -                       $    2,845
                           2000                                 2,845                         53,833
                           2001                                53,833                         58,813
                           2002                                58,813                         64,253


(5)   LINE OF CREDIT:
---------------------

         The Company has a secured revolving line of credit which expires December 15, 1998. Borrowings are based upon eligible receivables, inventory and fixed assets and are limited to $1,500,000. Outstanding borrowings accrue interest at the bank's prime lending rate. Outstanding borrowings on the line of credit were $450,000 as of March 31, 1997. There were no outstanding borrowings as of March 31, 1996 and September 30, 1997.

                                HYCOR CORPORATION
                                -----------------

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

                            MARCH 31, 1996 AND 1997
                            -----------------------

                  (INFORMATION AS OF SEPTEMBER 30, 1997 AND
                  -----------------------------------------

      FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)
      ------------------------------------------------------------------

================================================================================



(6)      INCOME TAXES:
----------------------

         The components of the provision for income taxes are as follows:

                                     MARCH 31               MARCH 31           SEPTEMBER 30          SEPTEMBER 30
                                       1996                    1997                 1996                  1997
                                     ---------             ----------           -----------           -----------
                                                                                  (Unaudited)           (Unaudited)

         Current expense             $ 114,000              $  290,000           $     5,385           $   271,149
         Deferred tax benefit           69,800                 (50,000)                  -                ( 75,000)
                                     ---------              ----------           -----------           -----------

         Total income tax
           provision                 $ 183,800              $  240,000           $     5,385           $   196,149
                                     =========              ==========           ===========           ===========


         A reconciliation of the provision for income taxes to income taxes computed by applying the statutory federal tax rate to income before taxes is as follows:

                                          MARCH 31            MARCH 31           SEPTEMBER 30          SEPTEMBER 30
                                            1996                1997                 1996                  1997
                                          ---------         ----------           -----------           -----------
                                                                                  (Unaudited)           (Unaudited)

         Tax computed at 34% of pretax
           income                        $ 206,000          $  336,300           $     7,600           $   202,900
         Effect of non-deductible
           expenses                          4,100               1,200                 1,600                 1,800
         Deductible ESOP dividends         (60,000)            (53,600)              (10,650)              (21,700)
         State and local taxes, net         17,300              21,000                 1,000                17,600
         Utilization of AMT credits             -              (45,000)                   -                     -
         Effect of graduated rates
           and other                        16,400             (19,900)                5,835                (4,451)
                                        ----------          ----------           -----------           -----------

         Total income tax provision      $ 183,800          $  240,000           $     5,385           $   196,149
                                        ==========          ==========           ===========           ===========


         The details of the deferred tax assets are as follows:

                                         MARCH 31             MARCH 31                    SEPTEMBER 30
                                          1996                  1997                          1997
                                         --------           ----------                     ----------
                                                                                           (Unaudited)

                                        (C)
         Allowance for doubtful
           accounts                      $ 10,200           $   10,200                    $    25,500
         Accrued vacation                  19,000               45,500                         20,400
         Accrued warranty                  45,800               69,300                         96,300
         Inventory obsolescence               -                    -                           57,800
                                        ---------           ----------                     ----------

         Total deferred tax assets       $ 75,000           $  125,000                     $  200,000
                                        =========           ==========                     ==========

                                HYCOR CORPORATION
                                -----------------

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

                             MARCH 31, 1996 AND 1997
                             -----------------------

               (INFORMATION AS OF SEPTEMBER 30, 1997 AND
               -----------------------------------------

      FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)
      ------------------------------------------------------------------


================================================================================



(7)   EMPLOYEE STOCK OWNERSHIP PLAN:
------------------------------------

         In 1989, the Company established an Employee Stock Ownership Plan
(ESOP) covering substantially all employees and the ESOP acquired the total outstanding preferred stock of the principal shareholders.

         The funds for this purchase by the ESOP were financed by a loan from the Company to the ESOP. The loan receivable from the ESOP is shown as a reduction of stockholders' equity and described as Deferred ESOP Contributions. At March 31, 1997, the loan has been fully paid.


(8)   LEASE COMMITMENT WITH RELATED PARTY:
------------------------------------------

         Effective March 20, 1996, the Company entered into a 15 year operating lease agreement for the land and building with a limited liability company (LLC) owned primarily by the then majority-shareholder of the Company. The lease provides that the Company shall have the option until December 1998, to purchase the land and building for $2,300,000. If such option is not exercised, the LLC shall have the option to require the Company to purchase the land and building for $2,000,000.

         In connection with the lease agreement, the Company is required to make monthly lease payments and is responsible for other costs such as real estate taxes, normal maintenance costs and insurance. Rent expense approximated $106,000 and $216,000 for the year ended March 31, 1996 and 1997, respectively; and $108,000 and $139,000 for the six months ended September 30, 1996 and 1997, respectively.

         Future minimum rent payments subsequent to March 31, 1997 and September 30, 1997 on a fiscal year basis are as follows:


                                                                    MARCH 31                 SEPTEMBER 30
                                                                       1997                       1997
                                                                    ---------                ---------
                                                                                             (Unaudited)

                           1998                                     $ 226,609                $  229,421
                           1999                                       232,235                   235,047
                           2000                                       237,860                   240,873
                           2001                                       243,887                   249,511
                           2002                                       255,137                   259,154
                           Thereafter                               3,426,465                 3,294,879
                                                                   ----------                ----------

                                                                   $4,622,193                $4,508,885
                                                                   ==========                ==========

                                HYCOR CORPORATION
                                -----------------

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

                             MARCH 31, 1996 AND 1997
                             -----------------------

                  (INFORMATION AS OF SEPTEMBER 30, 1997 AND
                  -----------------------------------------

      FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)
      ------------------------------------------------------------------


================================================================================


(9)  PATENT AND OTHER ASSETS PURCHASED:
---------------------------------------

         In June 1996, the Company purchased the patent and other assets of a liquid sludge and biosolids thickening equipment manufacturer. The agreement provides, among other things, that a defined royalty of 6-1/4% of sales of the patented product will be paid with an annual minimum guarantee of $100,000 for the first ten years, and 2% of sales for the next five years. The costs were as follows:

                           Inventory                               $   63,100
                           Machinery and equipment                    116,900
                           Patent                                     700,980
                           Goodwill                                    20,000
                                                                   ----------

                                                                   $  900,980
                                                                   ==========

         The cost of the patent ($700,980) was determined based on the present value of the annual minimum payments to be incurred and a loan payable has been recorded based on this cost.


(10)     SUBSEQUENT EVENT - SALE OF COMPANY:
--------------------------------------------

         On September 30, 1997, the shareholders of the Company sold their shares of the Company to Waterlink, Inc.


(11)     ADJUSTMENTS TO UNAUDITED FINANCIAL STATEMENTS AT MARCH 31, 1996 AND
----------------------------------------------------------------------------
         MARCH 31, 1997:
         ---------------

         Accounting errors resulting in the understatement of liabilities on the unaudited financial statements as of March 31, 1997 and 1996, were discovered and corrected by management of the Company during the current year. Accordingly, the accompanying audited financial statements as of March 31, 1996 and 1997 include the adjustments to correct the accounting errors.

                        Waterlink, Inc. and Subsidiaries

               UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

                              BASIS OF PRESENTATION

The Consolidated Balance Sheet of Waterlink, Inc. and Subsidiaries (the "Company") as of September 30, 1997 included in the Company's Annual Report on Form 10-K filed December 3, 1997 includes the accounts of Hycor Corporation ("Hycor"), which was acquired on September 30, 1997.

The following Unaudited Pro Forma Consolidated Statement of Income for the year ended September 30, 1997 adjusts the Company's historical statement of income to give effect to the acquisitions completed in fiscal 1997 up to and including the acquisition of Hycor as if they had occurred as of October 1, 1996.

The pro forma financial statement has been derived in part from the historical financial statements of Hycor included elsewhere in this filing. In preparing the pro forma financial statement, the historical financial statements of Hycor were converted from a March 31 fiscal year to a September 30 fiscal year end.

With regard to the Company, operating results for the year ended September 30, 1997 were derived from the Company's Form 10-K filed on December 3, 1997. The amounts in the column entitled "Fiscal 1997 Acquisitions" were derived from the historical financial statements of the following acquired companies for the periods in fiscal 1997 prior to their respective acquisition by the Company:
Nordic Water Products Group, acquired March 5, 1997; Bioclear Technology, Inc., acquired June 27, 1997; Lanco Environmental Products, Inc., acquired June 27, 1997 and Mellegard V.A. Maskiner AB, acquired September 12, 1997.

The Unaudited Pro Forma Consolidated Financial Statement has been prepared by the Company's management. This pro forma data does not purport to represent the Company's results of operations had the aforementioned acquisitions been completed as of the beginning of the period indicated, or project the Company's results of operations at any future date or for any future period. The Unaudited Pro Forma Consolidated Financial Data should be read in conjunction with the Consolidated Financial Statements and notes thereto included in the Company's Annual Report on Form 10-K filed December 3, 1997.

                        WATERLINK, INC. AND SUBSIDIARIES

              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

                         YEAR ENDED SEPTEMBER 30, 1997

                                                     FISCAL
                                                      1997                            PRO FORMA
                                     COMPANY       ACQUISITIONS       HYCOR          ADJUSTMENTS               PRO FORMA
                                    --------       ------------     --------         -----------              -- -------
                                                                 (THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)

 Net Sales                          $ 64,699         $24,624         $ 19,241           $ 2,462   (1)           $111,026
 Cost of sales                        40,390          15,753            9,339             1,926   (1)             67,408
                                    --------          --------        --------           -------                 -------
 Gross profit                         24,309           8,871            9,902               536                   43,618

 Selling, general and
  administrative expenses             18,683           6,137            8,206              (588)  (2)             32,438
 Special management
  compensation                         2,630               -                -                 -                    2,630
 Amortization                            751              22               62               854   (3)              1,689
                                    --------          --------        --------           -------                 -------
 Operating income                      2,245           2,712            1,634               270                    6,861

 Other income (expense):
     Interest expense                 (1,281)           (120)             (78)           (2,760)  (4)             (4,239)
     Interest income and
      other items, net                   263             160                7                 -                      430
                                    --------          --------       --------           -------                  -------
 Income before income taxes            1,227           2,752            1,563            (2,490)                   3,052

 Income taxes                            470             679              431              (268)   (5)             1,312
                                    --------          --------       --------           -------                  -------
 Income before extraordinary
  item                                   757           2,073            1,132            (2,222)                   1,740
 Extraordinary item, net of
  income taxes                          (385)              -                -                 -                     (385)
                                    --------          --------       --------           -------                  -------

 Net income                         $    372          $2,073         $  1,132           $(2,222)                 $ 1,355
                                    ========          ========       ========           =======                  =======
Pro forma net income
 per share:
     Income before extraordinary
      item                          $   0.09                                                                     $  0.21
     Extraordinary item                (0.05)                                                                      (0.05)
                                    --------                                                                     -------
                                    $   0.04                                                                     $  0.16
                                    ========                                                                     =======

 Number of shares used to compute
     pro forma per share data          8,337                                                                       8,378
                                    ========                                                                     =======




    The accompanying notes are an integral part of this financial statement

                        Waterlink, Inc. and Subsidiaries

           Notes to Unaudited Pro Forma Consolidated Financial Data

Unaudited Pro Forma Consolidated Statement of Income Adjustments

The Unaudited Pro Forma Consolidated Statement of Income gives effect to the following adjustments:

   (1) To recognize revenue on the percentage of completion method of accounting at the Nordic Water Products Group.
   (2) To adjust selling, general and administrative expenses for certain adjustments in salaries and benefits to certain key employees at businesses acquired in fiscal 1997 to levels specified in the employment agreements entered into as part of the business combinations.
   (3) To record amortization of goodwill to be recorded as a result of the acquisitions over a period of 40 years.
   (4) To record interest expense relating to debt assumed to be issued and cash assumed to be used in connection with the acquisitions.
   (5) To adjust income taxes to an effective rate of 43%.